UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2009 (March 31, 2009)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey  07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2009, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”), entered into an amendment (the “Term Loan Amendment”) to its term loan facility (the “Term Loan Facility”), which is governed by a credit agreement with Deutsche Bank AG, New York Branch as administrative agent and collateral agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent, and certain lenders party thereto from time to time.  The Term Loan Amendment, which became effective on March 31, 2009 after receipt of the consent of the necessary lenders, was entered into by Hertz; by Deutsche Bank AG, New York Branch, as administrative agent; and by the consenting lenders.  Hertz Equipment Rental Corporation, Brae Holding Corp., Hertz Investors, Inc., Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc. and Smartz Vehicle Rental Corporation, as Guarantors, each consented to the Term Loan Amendment.

The Amendment provides, in material part, that Hertz may make voluntary prepayments of the term loans under the Credit Agreement at a discount to their principal amount on up to four occasions for a period of one year after the date of the Amendment.  The aggregate par principal amount of all such term loans so prepaid may not exceed $500 million.  The discount applicable to any such prepayments will be determined through modified “Dutch auction” procedures and subject to the other terms and conditions described in the Amendment.

Hertz may make any such prepayment only if its unrestricted cash and cash equivalents plus available commitments under Hertz’s senior asset-based loan facility equal or exceed $1 billion after giving effect to such prepayment.  The Amendment does not obligate Hertz to make any such prepayments.

The Amendment also makes certain technical and conforming changes to the terms of the Credit Agreement, including changes to clarify the manner in which Consolidated Vehicle Interest Expense (as defined in the Credit Agreement) is reflected in the calculation of Excess Cash Flow, which is at times used to determine Hertz’s capacity to engage in certain transactions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 4.1

Fourth Amendment, dated as of March 31, 2009, among The Hertz Corporation, Deutsche Bank AG, New York Branch, and the other parties signatory thereto, to the Credit Agreement, dated as of December 21, 2005, by and between The Hertz Corporation, the several lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, Lehman Commercial Paper Inc., as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as Documentation Agent, Deutsche Bank Securities Inc., Lehman Brothers Inc., and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as Joint Lead Arrangers, and BNP Paribas, The Royal Bank of Scotland plc, and Calyon New York Branch, as Co-Arrangers, and Deutsche Bank Securities Inc., Lehman Brothers, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Goldman Sachs Credit

Partners L.P., and JPMorgan Chase Bank, N.A., as Joint Bookrunning Managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President
and Chief Financial Officer

Date:  April 6, 2009